Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880                                         Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

THIRD QUARTER 2010 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – October 25, 2010 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter and nine months ended September 30, 2010.

Comparing results for the third quarter of 2010 with results for the third quarter of 2009:

•	Net revenue was $71,116,000 for the third quarter of 2010 as compared to $67,986,000 for the third quarter of 2009.

•	Earnings from operations were $6,073,000 for the third quarter of 2010 as compared to $5,673,000 for the third quarter of 2009.

•

Net earnings were $2,715,000 for the third quarter of 2010 as compared to $1,432,000 for the third quarter of 2009, which included $596,000 of expenses, net of tax, associated with senior debt refinancing.

•

Diluted net earnings per share were $0.17 for the third quarter of 2010 as compared to $0.10 for the third quarter of 2009, which included $0.04 per share of expenses, net of tax, associated with senior debt refinancing.

•

Diluted cash net earnings per share were $0.27 for the third quarter of 2010 as compared to $0.19 for the third quarter of 2009, which included $0.04 per share of expenses, net of tax, associated with senior debt refinancing.

Comparing results for the nine months ended September 30, 2010 with results for the nine months ended September 30, 2009:

•	Net revenue was $215,336,000 for the nine months ended September 30, 2010 as compared to $207,749,000 for the nine months ended September 30, 2009.

•	Earnings from operations were $20,646,000 for the nine months ended September 30, 2010 as compared to $19,075,000 for the nine months ended September 30, 2009.

•

Net earnings were $8,172,000 for the nine months ended September 30, 2010, which included $584,000 of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $5,864,000 for the nine months ended September 30, 2009, which included $596,000 of expenses, net of tax, associated with senior debt refinancing.

•

Diluted net earnings per share were $0.51 for the nine months ended September 30, 2010, which included $0.04 per share of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $0.43 for the nine months ended September 30, 2009, which included $0.04 per share of expenses, net of tax, associated with senior debt refinancing.

•

Diluted cash net earnings per share were $0.79 for the nine months ended September 30, 2010, which included $0.04 per share of expenses, net of tax, associated with senior debt refinancing and affiliation with Cincinnati Dental Services, as compared to $0.73 for the nine months ended September 30, 2009, which included $0.04 per share of expenses, net of tax, associated with senior debt refinancing.

Patient revenue of the Company’s affiliated dental group practices was $111,318,000 for the quarter, which included $105,673,000 from dental group practices that are affiliated with the Company by means of service agreements and $5,645,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue declined 1.6% for the quarter, or 2.1% excluding in-market practice acquisitions. For the nine months ended September 30, 2010, patient revenue of the Company’s affiliated dental group practices was $334,012,000, which included $316,962,000 from dental group practices that are affiliated with the Company by means of service agreements and $17,050,000 from Arizona’s Tooth Doctor for Kids. Same market patient revenue declined 2.4% for the nine months ended September 30, 2010, or 2.9% excluding in-market practice acquisitions.

Cash flow from operations was $9,589,000 for the quarter and $27,318,000 for the nine months ended September 30, 2010. Amounts paid for affiliations and acquisitions amounted to $775,000 during the quarter and $20,573,000 for the nine months ended September 30, 2010. The Company completed two in-market practice acquisitions during the quarter and one platform affiliation and two in-market practice acquisitions during the nine months ended September 30, 2010. Acquisitions completed during the quarter generated approximately $149,000 of patient revenue in the quarter and are expected to generate patient revenue of approximately $1,323,000 on an annualized basis. Capital expenditures were $2,241,000 for the quarter and $5,350,000 for the nine months ended September 30, 2010. The Company completed one de novo facility during the quarter and four de novo facilities during the first nine months of 2010.

The Company recognized $51,000, $32,000 net of tax or $0.00 per diluted share, of professional fees during the quarter, associated with its affiliation with Cincinnati Dental Services, which have been included in general corporate expenses. The Company recognized $338,000 of professional fees for the nine months ended September 30, 2010, $207,000 net of tax or $0.01 per diluted share, associated with its affiliation with Cincinnati Dental Services.

The Company recognized $450,000, $284,000 net of tax or $0.02 per diluted share, of stock-based compensation expense during the quarter, which has been included in general corporate expenses, as compared to $403,000, $243,000 net of tax or $0.02 per diluted share, for the same quarter last year.

As previously announced, the Company implemented a share repurchase program pursuant to which it is authorized to repurchase up to $10,000,000 of its common stock. During the quarter, the Company repurchased 222,000 shares of its common stock for $2,468,000 at an average price of $11.12 per share.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures, the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

The Company regards non-GAAP financial measures, such as cash net earnings and cash earnings from operations, as important financial measures for understanding its financial performance. These measures exclude amortization expense, net of tax. The Company incurs significant amortization expense related to its service agreements in contrast to many companies, in the same and other industries, that do not amortize intangibles based on authoritative literature for goodwill and other intangibles. Expenses related to the Company’s debt refinancing and professional fees related to the Company’s acquisitions have also been excluded from the Company’s non-GAAP financial measures. The Company believes these items should be presented separately due to their magnitude and non-recurring impact to the Company’s ongoing operations. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

For further discussion of these events and a comprehensive review of the quarter ended September 30, 2010, the Company will host its previously announced conference call on Tuesday, October 26, 2010 at 9:00 a.m., EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investors section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m., EDT, Tuesday, November 2, 2010.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 26 dental group practices, which have 275 dental facilities with approximately 2,378 operatories located in 21 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenue	$71,116	$67,986	$215,336	$207,749
Operating expenses:
Salaries and benefits	29,242	29,384	87,579	89,361
Lab fees and dental supplies	10,759	9,527	32,495	30,141
Office occupancy expenses	9,611	8,647	27,867	25,688
Other operating expenses	6,932	6,232	20,357	18,005
General corporate expenses	3,054	3,546	10,370	10,238
Depreciation expense	2,903	2,688	8,610	8,103
Amortization of intangible assets	2,542	2,289	7,412	7,138

Total operating expenses	65,043	62,313	194,690	188,674

Earnings from operations	6,073	5,673	20,646	19,075
Interest expense, net	1,710	2,927	7,088	8,484

Earnings before income taxes	4,363	2,746	13,558	10,591
Income taxes	1,605	1,091	5,237	4,203

Consolidated net earnings	2,758	1,655	8,321	6,388
Noncontrolling interest	43	223	149	524

Net earnings	$2,715	$1,432	$8,172	$5,864

Net earnings per common share:
Basic	$0.17	$0.10	$0.52	$0.44

Diluted	$0.17	$0.10	$0.51	$0.43

Weighted average common shares outstanding:
Basic	15,695	14,186	15,712	13,361

Diluted	15,991	14,521	16,032	13,666

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$7,667	$6,807
Accounts receivable, net	19,635	20,811
Other current assets	17,208	15,529

Total current assets	44,510	43,147

Property and equipment, net	52,301	53,766

Other non-current assets:
Goodwill	90,750	86,852
Intangible assets, net	187,800	180,573
Other assets	9,090	9,673

Total non-current assets	287,640	277,098

Total assets	$384,451	$374,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$28,180	$27,211
Other current liabilities	11,034	12,054
Current maturities of debt	8,156	8,685

Total current liabilities	47,370	47,950

Non-current liabilities:
Long-term debt	97,888	93,506
Other liabilities	44,587	45,239

Total non-current liabilities	142,475	138,745

Total liabilities	189,845	186,695

Noncontrolling interest	508	1,857
Commitments and contingencies
Stockholders’ equity	194,098	185,459

Total liabilities and stockholders’ equity	$384,451	$374,011

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(unaudited)

Selected statistical data

	September 30,
	2010	2009
Number of dental facilities	275	241
Number of operatories (a)	2,378	2,123
Number of affiliated dentists (b)	574	542

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices, including Arizona's Tooth Doctor for Kids.

Reconciliation of GAAP earnings, as reported, to non-GAAP earnings and cash net earnings

(in thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010	2010	2009	2009	2010	2010	2009	2009
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net earnings (as reported)	$2,715	$2,715	$1,432	$1,432	$8,172	$8,172	$5,864	$5,864
Add: Write-off of expenses associated with debt refinancing, net of tax	—	—	—	596	—	377	—	596
Add: Expenses associated with Cincinnati Dental Services affiliation, net of tax	—	32	—	—	—	207	—	—

Net earnings	2,715	2,747	1,432	2,028	8,172	8,756	5,864	6,460
Add: Amortization of service agreements, net of tax	1,597	1,597	1,373	1,373	4,520	4,520	4,116	4,116

Cash net earnings	$4,312	$4,344	$2,805	$3,401	$12,692	$13,276	$9,980	$10,576

Weighted average diluted shares outstanding	15,991	15,991	14,521	14,521	16,032	16,032	13,666	13,666
Diluted net earnings per share	$0.17	$0.17	$0.10	$0.14	$0.51	$0.55	$0.43	$0.47

Diluted cash net earnings per share	$0.27	$0.27	$0.19	$0.23	$0.79	$0.83	$0.73	$0.77

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Patient revenue and same market patient revenue growth (c)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2010	2009		2010	2009
Patient revenue of affiliated practices:
Platform dental group practices affiliated with the Company in both periods of comparison	$101,529	$103,224	-1.6%	$308,766	$316,347	-2.4%
Platform dental group practices that affiliated with the Company during periods of comparison	9,789	—	—	25,244	681	—

Total patient revenue	111,318	103,224	7.8%	334,010	317,028	5.4%
Patient revenue of Arizona’s Tooth Doctor for Kids	5,645	6,765	-16.6%	17,050	19,163	-11.0%

Patient revenue of affiliated practices other than Arizona’s
Tooth Doctor for Kids	105,673	96,459	9.6%	316,960	297,865	6.4%
Net revenue due to the Company under service agreements	64,958	60,652	7.1%	196,594	186,621	5.3%

Amounts retained by affiliated practices other than Arizona’s Tooth Doctor for Kids	$40,715	$35,807	13.7%	$120,366	$111,244	8.2%

(c)	Includes patient revenue of affiliated dental group practices that are not consolidated with the Company’s financial results and patient revenue of Arizona’s Tooth Doctor for Kids, which is consolidated with the Company’s financial results.

Components of same market patient revenue growth

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2010	2009		2010	2009
Existing practice locations (d)	$99,214	$102,468	-3.2%	$298,941	$309,498	-3.4%
De novo practice locations (e)	1,324	106	—	4,878	3,044	60.2%
Expanded/relocated practice locations (e)	543	650	-16.5%	3,098	3,387	-8.5%

Same market growth excluding acquisitions	101,081	103,224	-2.1%	306,917	315,929	-2.9%
Acquired practice locations (e)	448	—	—	1,849	418	342.3%

Same market patient revenue growth	$101,529	$103,224	-1.6%	$308,766	$316,347	-2.4%

(d)	Includes practice locations included in both periods of comparison.
(e)	Includes practice locations completed or acquired in either period of comparison.